PROSPECTUS SUPPLEMENT                                         File No. 333-38792
----------------------                                            Rule 424(b)(3)
(To Prospectus Supplement and Prospectus dated June 16, 2000 and June 15, 2000, respectively)

Prospectus number:    1987


                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue

                              Floating Rate Notes

Principal Amount: $125,000,000         Original Issue Date:  June 27, 2000

CUSIP Number:     59018Y AB7           Stated Maturity Date: January 28, 2002

Interest Calculation:                  Day Count Convention:
---------------------                  ---------------------
/x/  Regular Floating Rate Note        /x/  Actual/360
/ /  Inverse Floating Rate Note        / /  30/360
     (Fixed Interest Rate):            / /  Actual/Actual

Interest Rate Basis:
--------------------
/x/  LIBOR                             / /  Commercial Paper Rate
/ /  CMT Rate                          / /  Eleventh District Cost of Funds Rate
/ /  Prime Rate                        / /  CD Rate
/ /  Federal Funds Rate                / /  Other (see attached)
/ /  Treasury Rate
     Designated CMT Page:              Designated LIBOR Page:
       CMT Telerate Page:               LIBOR Telerate Page:     3750
       CMT Reuters Page:                LIBOR Reuters Page:


Index Maturity:         Three Month    Minimum Interest Rate:    Not Applicable

Spread:                 0.0500%        Maximum Interest Rate:    Not Applicable

Initial Interest Rate:  TBD            Spread Multiplier:        Not Applicable



Interest Reset Dates:         Quarterly on the 27th, commencing on October 27th,
                              2000 through maturity date; subject to modified following business day convention. The initial interest rate for the period of June 27, 2000 to October 27, 2000 will be based on four month Libor plus the spread.

Interest Payment Dates:       Quarterly on the 27th of October,  January,  April
                              and  July  through   maturity  date;   subject  to
                              modified following business day convention


Repayment at the
Option of the Holder:         The Notes  cannot be  repaid  prior to the  Stated
                              Maturity Date.

Redemption at the
Option of the Company:        The Notes  cannot be redeemed  prior to the Stated
                              Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                      The Chase Manhattan Bank

Dated:                        June 22, 2000